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Exhibit 10.42

Zenith National Insurance Corp.
2003 Non-Employee Director Deferred Compensation Plan

DEFERRED COMPENSATION AGREEMENT

        This Deferred Compensation Agreement is hereby entered into between Zenith National Insurance Corp. ("Zenith") and                        , a Non-Employee Director of Zenith, pursuant to the Zenith National Insurance Corp. 2003 Non-Employee Director Deferred Compensation Plan (the "Plan"). All capitalized terms not defined herein shall have the meanings given to them in the Plan. If there is any inconsistency between the terms of this Deferred Compensation Agreement and the Plan, the terms of the Plan shall control.

Election to Defer Director's Compensation

        Your election to defer your Director's Compensation shall be effective for Director's Compensation earned on and after [January 1,        ]. Your election shall remain in effect until you modify it. Any modification by you to your compensation deferral election shall only be effective starting with the Plan Year (which is currently the calendar year) that begins following Zenith's receipt of your modified compensation deferral election.

Percentage of your Director's Compensation to be deferred into your Deferred Cash Account:	%
Percentage of your Director's Compensation to be deferred into your Stock Unit Account:	%
NOTE:	The sum of the two deferral percentages entered above cannot exceed 100%.

        Unless you elect an early benefit distribution date, all benefits will be distributed after the date you cease to be a non-employee director of Zenith (a "Termination Event").

Early Benefit Distribution Date

        You may elect an early benefit distribution date, which is a single date specified by you on which you will receive a cash lump sum in an amount specified by you. You are not required to elect an early benefit distribution date. If you do not elect an early benefit distribution date, you will receive your benefits upon the occurrence of a Termination Event. Your elections of an early benefit distribution date and the amount distributable to you on such date are IRREVOCABLE.

Early benefit distribution date (if any):		NOTE: this date must be no earlier than JANUARY 1, [ ]
Percentage of Deferred Cash Account to be distributed on early benefit distribution date:	%
Percentage of Stock Unit Account to be distributed on early benefit distribution date:	%
NOTE:	If less than a 100% is shown to be distributed in either of the above, the balance will be distributed upon the occurrence of a Termination Event.

Form of Distribution

        All benefits under the Plan shall be paid in cash. Upon a Termination Event, you will receive the amounts credited to your Plan accounts in the form you elect below. Note that benefits payable upon an early benefit distribution date will be paid in a cash lump sum. Please indicate the form of distribution for benefits payable to you upon a Termination Event (you may elect only one form of distribution):

lump sum
annual installments over five (5) years
annual installments over ten (10) years
NOTE:	if you fail to elect a form of distribution, your account balance will be paid in annual installments over five (5) years.

         FOR THIS DEFERRED COMPENSATION AGREEMENT TO BE EFFECTIVE, A COPY SIGNED BY YOU MUST BE ACTUALLY RECEIVED BY HYMAN LEE AT ZENITH NO LATER THAN DECEMBER 31, [            ].

Name of participant
Date

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  Exhibit 10.42
Zenith National Insurance Corp. 2003 Non-Employee Director Deferred Compensation Plan DEFERRED COMPENSATION AGREEMENT